POINT.360
                       NONQUALIFIED STOCK OPTION AGREEMENT



         THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made as of the 15th day of August, 2001 by and between Point.360, a California corporation (the "Company"), and Haig S. Bagerdjian ("Optionee").

                                  R E C I T A L

         Pursuant to the 1996 Nonqualified Stock Option Plan (the "Plan") of the Company, the Board of Directors of the Company or a committee to which administration of the Plan is delegated by the Board of Directors (in either case, the "Administrator") has authorized the granting to Optionee as an employee, director, consultant or adviser of the Company of a nonqualified stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

                                A G R E E M E N T

         NOW,   THEREFORE,   in   consideration  of  the  promises  and  of  the
undertakings of the parties hereto contained herein, it is hereby agreed:

         1. Number of Shares; Option Price. Pursuant to said action of the Administrator, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of the Plan, 5,000 shares of Common Stock of the Company ("Shares") at the price of $1.75 per share.

         2. Term. This Option shall expire on the day before the 5th anniversary of the date of grant of the Option (the "Expiration Date"), unless such Option shall have been terminated prior to that date in accordance with the provisions of the Plan or this Agreement. The term "Affiliate" as used herein shall have the meaning as set forth in the Plan.

         3. Shares Subject to Exercise. This Option shall be exercisable immediately. Once exercisable, the Option shall thereafter remain exercisable as to such Shares for the term specified in Paragraph 2 hereof, unless Optionee's employment is terminated pursuant to Paragraph 7 hereof or the Option is terminated pursuant to a Corporate Transaction (as defined in Paragraph 16 hereof). The Administrator may condition the exercise of the Option on the Optionee's entering into a shareholders agreement with the Company and/or the other shareholders which will restrict the transferability of the Shares and contain other customary provisions including rights of repurchase or first refusal on the part of the Company and may include "drag along" rights.

         4. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company at its principal executive office stating (i) that Optionee is in compliance with the non-compete provisions of Section 17 hereof, (ii) that Optionee has no plan to violate Section 17 in the future,
(iii) that Optionee agrees to notify the Company within 10 days of a violation of Section 17 hereof, and (iv) the number of shares with respect to which the Option is being exercised together with:

         (A) a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under Paragraph 6 hereof; or

         (B) if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender to the Company of shares of the Company's Common Stock owned by Optionee having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes; or

         (C) if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the Optionee's full recourse promissory note in a form approved by the Company; or

         (D) if any other method such as cashless exercise is expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender of such consideration having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes.

         Only whole shares may be purchased.

         5. Legend. All Shares received due to the exercise of an option granted under this plan shall bear a legend stating the restrictions, if any, on transfer provided for in any provision of this Agreement.

         6. Tax Withholding. As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

         7. Exercise on Termination of Employment. If for any reason Optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), other than For Cause, as defined below, this Option (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days, but in no event after the earlier of the Expiration Date or a Corporate Transaction which terminates the Option pursuant to Paragraph 15 hereof. For purposes of this Agreement, "employment" includes service as an employee, director, consultant or adviser. For purposes of this Agreement, Optionee's employment shall not be deemed to terminate by reason of a transfer to or from the Company or an Affiliate or among such entities, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if Optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute. For purposes of this Agreement, "For Cause" shall mean Optionee's loss of employment by the Company or any of its Affiliates due to Optionee's (a) willful breach or habitual neglect or continued incapacity to perform Optionee's required duties; (b) commission of acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of Optionee's duties; or (c) the definition contained in Optionee's employment agreement, if any, other agreement or in a communicated policy of the Company. In the event Optionee's employment by the Company or any of its Affiliates is Terminated For Cause, then the Option shall cease to be exercisable and shall terminate as of the date of such Termination.

         8. Nontransferability. Except with the express written approval of the Administrator, this Option may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised only by Optionee during the Optionee's lifetime and after the Optionee's death, by the Optionee's personal representative or by the person entitled thereto under the Optionee's will or the laws of intestate succession.

         9. Optionee Not a Stockholder. Optionee shall have no rights as a stockholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to the Optionee upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         10. No Right to Employment. Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee's employment, consulting or advising at any time, nor confer upon Optionee any right to continue in the employ of, or consult or advise with, the Company or any of its Affiliates.

         11. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in Sections 6.1 and
6.2 of the Plan.

         12. Restrictions on Sale of Shares. Optionee represents and agrees that upon the Optionee's exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to the Optionee, the Optionee will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise thereof the Optionee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities law. Any person or persons entitled to exercise this Option under the provisions of this Agreement, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

         13. Plan Governs. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Administrator. Optionee hereby acknowledges receipt of a copy of the Plan.

         14. Notices. All notices to the Company shall be addressed to the Corporate Secretary at the principal executive office of the Company at 7083 Hollywood Blvd., Suite 200, P.O. Box 1830, Hollywood, CA 90028, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Corporate Secretary (as the case may be).

         15. Sale or Other Disposition. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any Shares acquired by exercise of this Option, the Optionee shall first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition.

         16. Corporate Transactions. In the event of a Corporate Transaction (as defined below), the Administrator shall notify Optionee at least 30 days prior thereto or as soon as may be practicable. Unless prior to a Corporate Transaction the Administrator determines that, upon its occurrence, there shall be no acceleration of this Option, upon the occurrence of a Corporate Transaction, each Option shall become immediately exercisable to the full extent theretofore not exercisable (i) if the resulting entity does not assume the Option, or (ii) immediately if the Optionee is involuntarily terminated (including for "good reason" or "constructive termination") within two years of the Corporate Transaction. A "Corporate Transaction" means a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred it (i) a tender offer shall be made and consummated for the ownership of 35% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 65% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not wholly-owned subsidiary,
(iv) a person (other than Employee), as defined in Sections 13(d) and 14(d) (as in effect on the date hereof) of the Exchange Act, shall acquire 35% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of , in a single transaction or a series of related transactions by one person or more than one person acting in concert), or (v) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company.

         17. Non-Compete Agreement. Notwithstanding anything to the contrary provided herein, as a condition to the receipt of Shares pursuant to the exercise of this Option, at any time during which this Option is outstanding and for six months after any exercise of this Option or the receipt of Shares pursuant to the exercise of this Option, Optionee shall not directly or indirectly, as agent, employee, consultant, stockholder, partner or in any other capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for, or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls, any venture or enterprise that directly or indirectly competes with the Company, provided, however, that nothing contained herein shall be construed to prevent Optionee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Optionee is not involved in the business of said corporation and if Optionee (together with Optionee's spouse, parents, siblings, and children) does not own more than an aggregate of 5% of the stock of such corporation. Optionee agrees to notify the Company within 10 days of any violation of this Section 17. Failure to comply with this Section 17 shall cause such Option and the exercise or issuance of Shares hereunder to be rescinded and the benefit of such exercise or issuance to be repaid to the Company. Optionee agrees and understands that Optionee's failure to comply with this Section 17 will subject Optionee's benefit from the Option to be forfeited and repaid to the Company, and Optionee agrees to do so within 10 days of notification by the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    POINT.360


                                    By:

                                    /s/ Alan R. Steel
                                    -----------------------
                                    Alan R. Steel

                                    Its:

                                    Executive Vice President



                                    OPTIONEE:

                                    /s/ Haig S. Bagerdjian
                                    ----------------------
                                    Haig S. Bagerdjian

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                                    Social Security Number